UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MIND Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

MIND TECHNOLOGY, INC.

2002 TIMBERLOCH PLACE

SUITE 550

THE WOODLANDS, TEXAS 77380-1187

NOTICE OF VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 30, 2023

August 9, 2023

To our Stockholders:

We will hold the Annual Meeting of Stockholders (the “Annual Meeting”) of MIND Technology, Inc., a Delaware corporation, on Wednesday, August 30, 2023, at 9:00 a.m., Central Time. The meeting will be held in virtual meeting format. Stockholders are encouraged to listen, vote and submit questions from any remote location that has Internet connectivity. If you plan to participate in the virtual meeting, please visit www.viewproxy.com/MINDTechnology/2023 and register by 11:59 p.m. Eastern Time on August 29, 2023. You will be able to log in to the Annual Meeting using the password received via email in your registration confirmation. At the Annual Meeting, stockholders will be asked to:

1.

Elect the six nominees named in this proxy statement to serve on our Board of Directors until the next annual meeting of stockholders, each until their respective successors are duly elected and qualified;

2.	Approve, on an advisory basis, Named Executive Officer compensation;

3.	Ratify the selection by the Audit Committee of our Board of Directors of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024;

4.

Approve an amendment to our amended and restated certificate of incorporation, in the form set forth on Appendix A attached to this proxy statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.01 per share, at any time prior to the 2024 Annual Meeting, at a ratio of 1-for-10 to 1-for-30 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”); and

5.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has established the close of business on July 31, 2023, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting to be held August 30, 2023, and any adjournment or postponement thereof.

A list of stockholders will be available for inspection at our Annual Meeting, and during normal business hours at least ten days prior thereto, at our corporate office located at 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380.

Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or internet voting.

Sincerely, Robert P. Capps President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON AUGUST 30, 2023.

The Notice of Virtual Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our

Annual Report to Stockholders for the fiscal year ended January 31, 2023 are available at

www.viewproxy.com/MINDTechnology/2023

i

ii

MIND TECHNOLOGY, INC.

2002 Timberloch Place

Suite 550

The Woodlands, Texas 77380-1187

PROXY STATEMENT

FOR VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 30, 2023

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of MIND Technology, Inc., a Delaware corporation (the “Company”), of proxies from the holders of record of our common stock, par value $0.01 per share, at the close of business on July 31, 2023, for use in voting at the virtual Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday August 30, 2023 at 9:00 a.m., Central Time, via live audio webcast at www.viewproxy.com/MINDTechnology/2023.

The Notice of Annual Meeting, this proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended January 31, 2023 (“2023 Annual Report”) are being mailed together on or about August 9, 2023, to each of our stockholders entitled to notice of and to vote at the Annual Meeting.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (1) the election of each of the six individuals nominated by our Board and named in this proxy statement for election as directors; (2) the approval, on an advisory basis, of our Named Executive Officer compensation; (3) the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm by our Audit Committee for the fiscal year ending January 31, 2024; (4) the approval of an amendment to our amended and restated certificate of incorporation, in the form set forth on Appendix A attached to this proxy statement (the “Amendment”), to effect a reverse stock split (the “Reverse Stock Split”) with respect to our issued and outstanding common stock, par value $0.01 per share, at any time prior to the 2024 Annual Meeting, at a ratio of 1-for-10 to 1-for-30 (the “Range”), with the ratio at which the Reverse Stock Split would be effected (the “Effective Ratio”) to be a ratio within the Range to be determined at the discretion of our Board of Directors and included in a public announcement by the Company before the effectiveness of the Reverse Stock Split (the “Reverse Stock Split Proposal”); and (5) as recommended by our Board with regard to any other matters that properly come before the Annual Meeting, or if no recommendation is given, at the discretion of the appointed proxies.

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Alliance Advisors LLC (“Alliance”) to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Alliance a fee of approximately $25,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Stockholders Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement and 2023 Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a householded mailing this year and you would like to have additional copies of our proxy statement and 2023 Annual Report mailed to you or you would like to opt out of this practice for future mailings, please submit your request in writing to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187, or call us at 281-353-4475. We will deliver promptly upon written or oral request separate copies of any of our proxy materials. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

VOTING OF SECURITIES

Record Date; Stockholders Entitled to Vote

Our Board has fixed the close of business on July 31, 2023, as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on July 31, 2023, there were 13,788,738 issued and outstanding shares of common stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

For a period of at least 10 days prior to the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our corporate office located at 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380.

Quorum; Discretionary Authority

Our Amended and Restated Bylaws (“Bylaws”) provide that a majority of the aggregate outstanding shares entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 6,894,370 shares of our common stock must be present either at the virtual meeting or by proxy to establish a quorum for the Annual Meeting. If less than a quorum is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice, and the persons named as proxies will vote the proxies they have been authorized at the Annual Meeting in favor of such an adjournment.

In the event a quorum is present at the Annual Meeting but sufficient votes to approve any of the items proposed by our Board have not been received, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. A stockholder vote may be taken on one or more of the proposals in this proxy statement prior to such adjournment if sufficient proxies have been received and it is otherwise appropriate. Any adjournment will require the affirmative vote of the holders of a majority of those shares represented at the Annual Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote the proxies they have been authorized to vote on any other business properly before the Annual Meeting in favor of such an adjournment.

Our Board does not know of any other matters that are to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons voting the proxy.

Abstentions and Broker Non-Votes; Vote Required

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting.

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. On certain “routine” matters, your broker has discretionary authority under applicable stock exchange rules to vote your shares in the broker’s discretion if you do not provide voting instructions. When your broker votes your shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted for or against the routine matter. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

At the Annual Meeting, brokers will not have discretionary authority to vote in the absence of timely instructions from the beneficial owners on any of the proposals to be voted on at the Annual Meeting, other than Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm) and Proposal 4 (Reverse Stock Split).

●

Proposal 1 (Election of Directors):  To be elected, each nominee for election as a director must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting by holders of shares of common stock entitled to vote on the proposal. This means that director nominees with the most votes are elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote on the election of a director.

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation):  Approval of this proposal requires the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the Annual Meeting. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal. You may vote for, against or expressly abstain with respect to this proposal. While this vote is required by law, it will neither be binding on the Company or our Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or our Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

●

Proposal 3 (Ratification of Selection of Independent Registered Public Accounting Firm):  Ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024 requires the affirmative vote of the holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the Annual Meeting. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

●

Proposal 4 (Reverse Stock Split):  Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting by holders of shares of common stock entitled to vote on the proposal. The Reverse Stock Split Proposal is considered a routine matter on which your broker may exercise discretionary authority. Neither broker non-votes nor abstentions will have any effect on the outcome of the vote on the Reverse Stock Split Proposal. You may vote for, against or expressly abstain with respect to this proposal.

Revocation of Proxies

If you are a registered stockholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to MIND Technology Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending the virtual meeting and voting by completing a ballot online. Attending the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE

The following sections summarize information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

General

We are committed to sound corporate governance principles. To evidence this commitment, our Board has adopted charters for its committees and a Code of Business Conduct and Ethics (“Code of Ethics”). These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at https://ir.mind-technology.com/corporate-governance or in print, free of charge, to any stockholder who requests it by contacting us by mail at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187, Attention: Corporate Secretary, or by telephone (281) 353-4475. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and our Chief Accounting Officer, to ensure that our business is conducted in a legal and ethical manner.

All of our directors, officers and employees are required to certify their compliance with the Code of Ethics. The Code of Ethics requires that any exception to or waiver for an executive officer or director be made only by our Board and disclosed as required by law and the listing standards of The NASDAQ Stock Market LLC (the “NASDAQ Listing Standards”). To date, we have neither received any requests for, nor granted, waivers of the Code of Ethics for any of our executive officers or directors.

Among other things, the Code of Ethics addresses:

●	conflicts of interest;
●	insider trading;
●	record keeping and questionable accounting or auditing matters;
●	corporate opportunities;
●	confidentiality;
●	competition and fair dealing;
●	compliance with laws and regulations, including the Foreign Corrupt Practices Act of 1977 and similar laws in other countries in which we operate;
●	protection and proper use of the Company assets; and
●	reporting of any illegal or unethical behavior.

It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the Code of Ethics.

Hedging

We prohibit short sales, hedging, and transactions in derivatives of the Company’s securities for all personnel, including directors, officers and employees. We allow for certain portfolio diversification transactions, such as investments in exchange funds.

Our Board

Determination of Director Independence

As required under the NASDAQ Listing Standards, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and the Company, senior management and independent registered public accounting firm. Based on this evaluation, our Board previously determined that Thomas S. Glanville, Vice Admiral William H. Hilarides, Nancy J. Harned, Alan P. Baden and Peter H. Blum are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Glanville, Hilarides, Baden and Blum, and Ms. Harned constitute a majority of the members of our Board during the fiscal year ended January 31, 2023 (referred to as “fiscal 2023”).

Robert P. Capps is not independent because he currently serves as our President and Chief Executive Officer.

Attendance at Board and Committee Meetings

During fiscal 2023, our Board held nine meetings. Each individual serving as a director during such period attended all meetings of our Board and each individual attended all meetings of the Board committees on which he or she served during fiscal 2023.

Attendance at Annual Meetings

Our policy is to encourage our directors to attend the annual meetings of our stockholders. All nominees who were serving as directors in July 2022 attended the annual meeting of our stockholders in July 2022.

Leadership Structure and Role in Risk Oversight

Our Board separated the positions of Chairman of our Board and Chief Executive Officer in 2004. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to this position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance. The Board periodically reviews the leadership structure and may make changes in the future.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, environmental and regulatory risks, and others, such as the impact of competition, technological changes and weather conditions. Management is responsible for the day-to-day management of risks our company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our Chief Executive Officer and other senior officers to discuss strategy and risks facing our company. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations.

While our Board is ultimately responsible for risk oversight at our company, each of our Board committees assists our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ Listing Standards, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Strategic Planning Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our long-term strategy development and implementation.

Stockholder Communications with Our Board

Our Board welcomes communications from our stockholders. Stockholders may send communications to our Board, or any director in particular, by contacting us by mail at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187, Attention: Corporate Secretary or via e-mail through our website at https://mind-technology.com/. Each communication must (1) identify the sender, (2) identify the applicable director(s) and (3) contain the information necessary to enable the director(s) to contact the sender. Our Corporate Secretary will relay this information to the applicable director(s) and request that the sender be contacted as soon as possible.

Committees of Our Board

As of the date of this proxy statement, our Board has standing Audit, Compensation, Strategic Planning and Nominating Committees. Our Board, in its business judgment, has determined that each committee, other than the Strategic Planning Committee, is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission, including the rules and requirements specifically applicable to the members of each committee. Each committee is governed by a written charter approved by the full Board.

Audit Committee

The Audit Committee has been established to assist our Board in:

●	overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;
●	overseeing our compliance with legal and regulatory requirements;
●	overseeing the independent registered public accounting firm’s qualifications, independence and performance;
●	overseeing our systems of internal controls regarding finance, accounting and legal compliance that our management and our Board have established;
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facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and our Board, with the registered independent accountants being accountable to the Audit Committee; and

●	performing such other duties as directed by our Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with U.S. GAAP and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws, regulations and our policies and procedures. Our management is responsible for compliance with laws, regulations our policies and procedures.

During fiscal 2023, the Audit Committee held five meetings. The Audit Committee currently consists of Messrs. Glanville (Chairman), Baden and Hilarides. Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate, and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. Further, our Board has determined that each of Messrs. Glanville, Hilarides and Baden is an “audit committee financial expert” following a determination that each of them met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.

For information regarding the business experience of each of the members of the Audit Committee, see “Proposal 1—Election of Directors—Information About Director Nominees.” The report of the Audit Committee appears under the heading “Audit Committee Report” below.

Compensation Committee

Pursuant to its charter, the purposes of our Compensation Committee are to:

●	review, evaluate and approve the agreements, plans, policies and programs to compensate our officers and directors;
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review and discuss with our management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meeting of stockholders, if applicable, and to determine whether to recommend to our Board that the Compensation Discussion and Analysis, if any, be included in the proxy statement, in accordance with applicable rules and regulations;

●	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with, and once required by, applicable rules and regulations;
●	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and
●	perform such other functions as our Board may assign to the committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by the Compensation Committee’s outside compensation consultant, if a consultant has been engaged by the Compensation Committee.

The Compensation Committee works with the management team to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

●	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;
●	evaluating employee performance;
●	establishing our business goals; and
●	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, our Chief Executive Officer assists the Compensation Committee by:

●	providing background information regarding our business goals;
●	annually reviewing performance of each of our executive officers (other than themselves); and
●	recommending compensation arrangements and components for our executive officers (other than themselves).

Our other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officer.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms.

Together with management and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination.

To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all its authority under its charter to subcommittees when it deems such action appropriate.

During fiscal 2023, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs. Blum (Chairman), Baden, Glanville and Hilarides.

Strategic Planning Committee

The purpose of the Strategic Planning Committee, as stated in its charter, is to assist our Board and the Chief Executive Officer in his oversight of our long-term strategy development and implementation. In fulfilling this role, from time to time, the Strategic Planning Committee reviews with management the key issues, options and external developments impacting our strategy. In addition, the Strategic Planning Committee monitors enterprise risks that may affect us and assists management in addressing such risks in our strategic plan.

During fiscal 2023, the Strategic Planning Committee did not meet. The Strategic Planning Committee currently consists of Messrs. Blum (Chairman), Glanville and Hilarides, and Ms. Harned.

Nominating Committee

The purposes of the Nominating Committee, as stated in its charter, include the following:

●	identifying individuals qualified to become Board members;
●	recommending to our Board the persons to be nominated by our Board for election as directors at the annual meeting of stockholders; and
●	performing such other functions as our Board may assign to the committee from time to time.

During fiscal 2023, the Nominating Committee met one time. The Nominating Committee currently consists of Messrs. Blum (Chairman), Glanville and Hilarides.

Director Nomination Process

The Nominating Committee is responsible for establishing criteria for selecting new directors, actively seeking individuals to become directors and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating Committee will consider the entirety of each candidate’s credentials. Currently, the Nominating Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. However, while the Nominating Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character. As set forth above, the Nominating Committee may consider diversity as one of a number of factors in identifying nominees for director and will continue to seek opportunities to enhance the diversity of directors serving on our Board. It does not, however, have a formal policy in this regard. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

The Nominating Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating Committee or stockholder recommendations, provided that the procedures set forth below are followed. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating Committee may consider previous experience as a member of our Board.

Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating Committee by sending a written request to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187. For additional information regarding the submission of stockholder recommendations, see “Stockholder Proposals and Director Nominations.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of MIND Technology, Inc. or any of its subsidiaries or had any substantial business dealings with MIND Technology, Inc. or any of its subsidiaries. None of our executive officers is now, or at any time has been, a member of the compensation committee or board of directors of another entity whose executive officers has been a member of the Compensation Committee or our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been presented to our Board at the recommendation of management. Recognizing that related person transactions involving the Company present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), our Board has adopted a formal written process for reviewing, approving and ratifying transactions with related persons, which is described below.

General

Under the policy, any “Related Person Transaction” may be consummated or may continue only if:

●

the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

●	the transaction is approved by the disinterested members of our Board; or
●	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

●	a senior officer (which includes, at a minimum, each executive vice president and Section 16 officer) or director;
●	a stockholder owning more than 5% of the Company (or its controlled affiliates);
●	a person who is an immediate family member of a senior officer or director; or
●	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related Person Transaction” is a transaction between the Company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

●	transactions available to all employees generally; and
●	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

Our Board has determined that the Audit Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Person Transactions to be entered into for that calendar year, including the proposed aggregate value of the transactions (if applicable). After review, the Audit Committee approves or disapproves the transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change applicable to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, the transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee. If ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction.

Corporate Opportunity

Our Board recognizes that situations exist where a significant opportunity may be presented to management or a member of our Board that may equally be available to the Company, either directly or by referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% stockholder), the opportunity must be presented to our Board for consideration.

Disclosure

All Related Person Transactions are to be disclosed in our applicable filings as required by the Securities and Exchange Commission’s rules and regulations. Furthermore, all Related Person Transactions are to be disclosed to the Audit Committee, and any material Related Person Transaction are to be disclosed to our Board.

Transactions

Since the beginning of fiscal 2023, we have not participated in (or proposed to participate in) any transactions with Related Persons except as described below. Each of these Related Person Transactions was approved under our policy for reviewing Related Person Transactions.

Transactions with Members of the Board of Directors

In September 2020, the Company entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”). Pursuant to the Equity Distribution Agreement, the Company may sell up to 500,000 shares of our 9.00% Series A Cumulative Preferred Stock, par value $1.00 per share, with liquidation preference of $25.00 per share (the “Series A Preferred Stock”) and 5,000,000 shares of $0.01 par value common stock (“Common Stock”) through the Agent through an at-the-market program (the “ATM Offering Program”). The Co-Chief Executive Officer and Co-President of the Agent, Peter H. Blum, is the Non-Executive Chairman of the Board. Under the Equity Distribution Agreement, the Agent is entitled to compensation of up to 2.0% of the gross proceeds from the sale of Series A Preferred Stock under the ATM Offering Program.

During fiscal 2023, the Company did not issue shares of Common Stock or Series A Preferred Stock under the ATM Offering Program.

STOCK OWNERSHIP MATTERS

Principal Holders of Securities

The following table sets forth the beneficial ownership of the outstanding shares of common stock and Series A Preferred Stock as of July 31, 2023 with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock or Series A Preferred Stock, respectively.

	Common Stock Beneficially Owned		Preferred Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class(2)	Number of Shares	Percent of Class(3)
Mitsubishi Heavy Industries, Ltd. 6-1, 6-Chome, Hikoshima-Enoura-Cho Shimonoseki 750-8505 Japan	––	––	174,046	10.3%
Peter H. Blum Timberloch Place, Suite 550, The Woodlands, Texas 77380	925,637	6.7%	––	––

(1)

“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of July 31, 2023, if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares of common stock outstanding of 13,788,738 at July 31, 2023, unless otherwise indicated.
(3)	Based on total shares of preferred stock outstanding of 1,682,985 at July 31, 2023, unless otherwise indicated.

To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of our common stock or Series A Preferred Stock.

Security Ownership of Management

The following table sets forth the beneficial ownership of common stock as of July 31, 2023 by: (1) each of the executive officers named in the Summary Compensation Table below, (2) each of our directors and director nominees and (3) all current directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes to the table. None of these persons owns any of our Series A Preferred Stock.

	Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number of Shares		Percent of Class (2)
Peter H. Blum	925,637	(3)	6.7%
Alan P. Baden	30,166	(4)	*
Robert P. Capps	451,930	(5)	3.3%
Thomas S. Glanville	178,500	(6)	1.3%
Nancy J. Harned	30,166	(7)	*
William H. Hilarides	90,500	(8)	*
Mark A. Cox	116,667	(9)	*
All current directors and executive officers as a group (7 persons)	1,823,566	(10)	13.2%

*	Less than 1%
(1)

“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of July 31, 2023, if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 13,788,738 at July 31, 2023, and shares which such individual has the right to acquire within 60 days of July 31, 2023.
(3)	Includes 213,000 shares underlying exercisable options.
(4)	Includes 28,333 shares underlying exercisable options.
(5)	Includes 390,000 shares underlying exercisable options.
(6)	Includes 158,000 shares underlying exercisable options.
(7)	Includes 28,333 shares underlying exercisable options.
(8)	Includes 85,000 shares underlying exercisable options.
(9)	Includes 116,667 shares underlying exercisable options.
(10)	Includes 1,019,333 shares underlying exercisable options.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Six individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting, each until their respective successors are duly elected and qualified. Stockholders may not cumulate their votes in the election of our directors. Our Board has nominated the six individuals listed below to serve until our 2024 Annual Meeting. All of the director nominees are currently serving on our Board. Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described below in each director’s biographical information below.

The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board.

Our Board recommends a vote “FOR” the election of each of the director nominees identified below.

Information About Director Nominees

The following table sets forth the names and ages, as of July 31, 2023, of our current directors, each of whom is a director nominee. Our directors are elected annually and serve one-year terms or until their death, resignation or removal.

Name	Age	Positions Held	Director Since
Peter H. Blum	66	Non-Executive Chairman	2000
Robert P. Capps	69	Director, President, and Chief Executive Officer	2004
William H. Hilarides	64	Director	2019
Thomas S. Glanville	65	Director	2015
Nancy J. Harned	59	Director	2022
Alan P. Baden	75	Director	2022

Peter H. Blum has been a member of our Board since July 2000 and was elected Non-Executive Chairman of our Board on July 8, 2004. Mr. Blum is Co-Chief Executive Officer and Co-President of Ladenburg Thalmann & Co., Inc., an investment banking firm, where he has been employed since 2004. Prior to 2004, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. as a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Wisconsin-Madison. Mr. Blum has over 30 years of experience as an investment banker in the energy industry during which time he provided consultation and advice to a variety of companies. He also has extensive experience in financial and capital markets. Our Board believes that Mr. Blum’s experience supports its efforts in overseeing and advising on corporate strategy and financial matters, enabling him to effectively serve as a director on our Board.

Robert P. Capps has been a member of our Board since July 2004. In June 2006, Mr. Capps was appointed as our Executive Vice President of Finance and Chief Financial Officer. In September 2015, Mr. Capps was named to the additional position of Co-Chief Executive Officer. In August 2021, Mr. Capps was appointed to sole Chief Executive Officer and President of the Company. From July 1999 until May 2006, he was the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation, a publicly-held provider of defense electronics products. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief Financial Officer of Dynamex, Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a New York Stock Exchange-listed energy company. Mr. Capps was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma. Mr. Capps has over 35 years of financial experience, including more than 20 years as chief financial officer for public companies, including ours. Our Board believes that Mr. Capps’ experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director on our Board.

Vice Admiral William H. Hilarides (retired) was appointed to our Board in August 2019 on the recommendation of the Nominating Committee. Mr. Hilarides is a graduate of the U.S. Naval Academy and was commander of Naval Sea Systems Command (“NAVSEA”) prior to his retirement in 2016. As NAVSEA commander, he oversaw a global workforce of more than 56,000 military and civilian personnel responsible for the development, delivery and maintenance of the Navy’s ships, submarines and systems.  He held a number of other posts during his career, including director, Advanced Submarine Research and Development, program manager of the SSGN Program, program executive officer for submarines and commander of the nuclear submarine USS Key West. Our Board believes that this experience managing large complex organizations and knowledge of sophisticated marine technologies enables Mr. Hilarides to effectively serve as a director on our Board.

Thomas S. Glanville was appointed to our Board in September 2015 based on the recommendation of the Nominating Committee. Mr. Glanville is the managing partner of Eschelon Advisors, LP, and affiliates, providing energy and private equity investment and advisory services. From 1999-2002, Mr. Glanville served as vice president of technology and new ventures for Reliant Energy, Inc., one of the world’s largest international energy services companies, and its affiliate, Reliant Resources, Inc. Mr. Glanville currently serves on the board of directors of the privately-held oil and gas exploration and production companies Crescent Pass Energy Holdings, L.L.C. and Strand Energy, L.L.C. Since May 2021, Mr. Glanville has served on the board of Enchant Energy Corporation, a private company developing carbon capture projects, and is currently its Vice Chair. Mr. Glanville served from 2001 to 2022 as a Director, including service as Chair of the Audit/Finance Committee and member of the Compensation and Corporate Governance Committees of Itron, Inc., a publicly traded technology and services company dedicated to the resourceful use of energy and water. He also served as Chairman of the Texas Tri-Cities branch (Houston, Austin, San Antonio) of the National Association of Corporate Directors (NACD) from 2011 to 2016. Mr. Glanville graduated with a Master of Science degree in Mineral Economics from the Colorado School of Mines and holds a Bachelor of Arts degree in Economics from the University of Virginia. Our Board believes that Mr. Glanville’s operational and financial experience in various senior management positions and his experience as a director of a public company enable him to effectively serve as a director on our Board.

Nancy J. Harned was appointed to our Board in May 2022 based on the recommendation of the Nominating Committee. Ms. Harned retired in 2020 from a 34-year career as a civilian employee of the Department of Defense. She served from 2007-2020 in various Senior Executive Service positions (equivalent to general officer or flag officer rank in the U.S. Armed Forces). From 2015-2020 she was the Executive Director for the Navy Expeditionary Combat Command, responsible to man, train and equip the Navy’s 19,000+ Expeditionary Sailors. Her other Senior Executive assignments included the Office of the Assistant Secretary of the Army (Acquisition, Logistics and Technology), the Office of the Assistant Secretary of Defense for Research and Engineering, and Deputy Director for Programming on the Chief of Naval Operations staff, responsible to develop the annual $125B U.S. Navy budget. From 2001-2007 Ms. Harned served in a variety of positions on the Chief of Naval Operations staff, and from 1993-2001 she led sonar research programs at the Office of Naval Research. She began her career at the Naval Air Warfare Center, developing sonar signal processing techniques for anti-submarine warfare. She has her bachelors and masters degrees in electrical engineering. Our Board believes that Ms. Harned’s significant senior leadership and industry-specific experience enables her to effectively serve as a director on our Board.

Alan P. Baden was appointed to our Board in May 2022 based on the recommendation of the Nominating Committee. Mr. Baden is a retired corporate finance and securities attorney. Mr. Baden practiced law in Ohio, Texas and New York. From 2014 to 2021, Mr. Baden was a partner and then counsel in the firm of Thompson & Knight L.L.P., which merged with Holland & Knight L.L.P. in 2021, where he was a consulting counsel until his retirement in 2022. Prior to joining Thompson & Knight, Mr. Baden was a partner in the Houston and New York offices of the law firm of Vinson & Elkins, where he practiced for over 35 years. Mr. Baden is a graduate of the Wharton School of the University of Pennsylvania with a BS in Economics degree and Case Western Reserve Law School with a JD degree. Our Board believes that Mr. Baden’s extensive legal and financial experience as partner in various prestigious law firms enables him to effectively serve as a director on our Board.

Board Diversity Matrix

Board Size:	As of July 31, 2023				As of July 31, 2022

Total Number of Directors	6				6
Gender:	Male	Female	Non-Binary	Gender Undisclosed	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	5	1	-	-	5	1	-	-
Number of directors who identify in any of the categories below:
African American or Black	-	-	-	-	-	-	-	-
Alaskan Native or American Indian	-	-	-	-	-	-	-	-
Asian	-	-	-	-	-	-	-	-
Hispanic or Latinx	-	-	-	-	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-	-	-	-	-
White	6	-		-	6	-		-
Two or More Races or Ethnicities	-	-	-	-	-	-	-	-
LGBTQ+	-	-	-	-	-	-	-	-
Undisclosed	-	-	-	-	-	-	-	-

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of July 31, 2023, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers or directors and any other person pursuant to which any person was selected as a director or an executive officer, respectively.

Name	Age	Positions Held
Robert P. Capps	69	President, and Chief Executive Officer
Mark A. Cox	63	Vice President and Chief Financial Officer

Robert P. Capps’ biographical information may be located under “Proposal 1: Election of Directors—Information About Director Nominees.”

Mark A. Cox joined MIND as Vice President Finance and Accounting in February 2017, and was appointed Chief Accounting Officer in May 2017. In August 2021, Mr. Cox was appointed Chief Financial Officer. Prior to joining MIND, Mr. Cox was employed by Key Energy Services, Inc., an oilfield service company, where he served as Vice President, Controller and Principal Accounting Officer from March 2012 to October 2016, and Vice President, Tax, from October 2009 to March 2012. From December 2008 to September 2009, Mr. Cox served as Chief Financial Officer for Recon International, a privately-held company providing construction services to military and private organizations in Afghanistan. From August 1990 through November 2008, Mr. Cox held a variety of positions with BJ Services Company, including Director of Tax, Middle East Region Controller and Assistant Corporate Controller. He also worked in the tax practice of Arthur Andersen LLP from 1986 to 1990. Mr. Cox is a Certified Public Accountant (inactive) and holds a Bachelor of Accountancy degree from Houston Baptist University.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company,” within the meaning of the Securities Act of 1933, for purposes of the Securities and Exchange Commission’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding the compensation of our Named Executive Officers. Further, our reporting obligations extend only to the individuals serving as our principal executive officer and the two most highly compensated executive officers, following our principal executive officer. For fiscal 2023, our “Named Executive Officers” were:

Name	Position
Robert P. Capps	President, Chief Executive Officer
Mark A. Cox	Vice President and Chief Financial Officer
Dennis P. Morris	Former Vice President and Chief Operating Officer

Summary Compensation Table for Fiscal Year Ended January 31, 2023

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during fiscal years 2023 and 2022.

Name and Principal Position	Fiscal Year Ended January 31	Salary	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
		($)		($)	($)	($)
Robert P. Capps	2023	285,000	—	48,767	13,434	347,201
President, CEO	2022	262,500	—	72,487	12,838	347,825

Mark A. Cox	2023	230,000	—	29,260	11,234	270,494
Vice President and CFO	2022	218,000	—	41,421	10,658	270,079

Dennis P. Morris	2023	225,625	—	—	105,975	331,600
Former Vice President and COO (1)	2022	285,000	—	62,132	82,785	429,917

(1)

Mr. Morris resigned, by mutual agreement, from his position of Vice President and Chief Operating Officer on April 15, 2022. The amounts reported for 2023 include all compensation that was paid to Mr. Morris during fiscal 2023.

(2)	There were no stock awards granted in 2023 or 2022.

(3)

This column includes the grant date fair value of the option awards granted to our Named Executive Officers in fiscal 2023 and 2022, computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to any actual value that may be recognized by our Named Executive Officers. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. The fiscal 2023 option awards were granted on August 3, 2022 to Messrs. Capps and Cox. The fiscal 2022 option awards were granted on August 5, 2021 to Messrs. Capps, Cox and Morris. See “Executive Compensation--Narrative Disclosure to Summary Compensation Table--Long-Term Equity-Based Incentives” for a description of the material features of the option awards granted to our Named Executive Officers in fiscal 2023 and 2022.

(4)	The amounts reflected in the “All Other Compensation” column for fiscal 2023 consist of the following:

Name	Life Insurance Premiums	401(k) Matching Contributions	Other(a)	Total
	($)	($)	($)	($)
Robert P. Capps	2,034	11,400	—	13,434
Mark A. Cox	2,034	9,200	—	11,234
Dennis P. Morris	809	4,322	100,844	105,975

(a)	Reflects the yearly bonus of $71,250 stipulated in Mr. Morris’ employment agreement dated April 21, 2020, and a $29,594 payout for unused vacation upon Mr. Morris’ termination.

Narrative Disclosure to Summary Compensation Table

Base Salary

We provide our Named Executive Officers with an annual base salary to compensate them for services rendered to us during the year.

In addition to providing a base salary that the Compensation Committee considers to be competitive with the market, we determine base salaries based on the duties and responsibilities of each officer, retention concerns, and a desire to align the salary level of each of our Named Executive Officers to promote internal pay equity relative to our other officers. To that end, annual salary adjustments are based on the Compensation Committee’s analysis of many individual factors, including:

●	the responsibilities of the officer;
●	the period over which the officer has performed these responsibilities;
●	the scope, level of expertise and experience required for the officer’s position;
●	the strategic impact of the officer’s position;
●	the potential future contribution and demonstrated individual performance of the officer; and
●	the general economic environment in which we are currently operating.

In addition to individual factors listed above, the Compensation Committee considers our overall business performance, such as our net earnings, earnings before interest, taxes, depreciation and amortization (or EBITDA), sales growth and implementation of directives. While these metrics generally provide context for making base salary decisions, base salary decisions do not depend on the attainment of specific goals or performance levels, no specific weighting is given to any one factor over another, and specific performance criteria or targets are not communicated to our Named Executive Officers. Base salaries are generally reviewed annually but are not automatically increased if the Compensation Committee believes that an award in other elements of compensation would be more appropriate in light of the Compensation Committee’s stated objectives.

Bonus Awards

Our annual cash bonus awards are designed to reward our Named Executive Officers for achieving specified performance results that are important to our operations and that contribute to the creation of stockholder value.

For fiscal 2023, the Compensation Committee determined that given the Company’s recent performance and financial position, cash bonuses would not be appropriate. Accordingly, no cash bonuses were awarded for fiscal 2023.

Long-Term Equity-Based Incentives

Our long-term equity-based incentive program is designed to give our Named Executive Officers a longer-term stake in the Company, act as a long-term retention tool and align the interests of our officers and stockholders by tying compensation to growth in stockholder value. To achieve these objectives, we have historically relied on a combination of grants of stock options and restricted stock, which are subject to vesting requirements and are made under the Stock Awards Plan. In its considerations of whether or not to grant equity awards to our Named Executive Officers and, if equity awards are so granted, in its considerations of the type and size of the awards, the Compensation Committee considers the Company-level performance, the applicable officer’s performance, comparative share ownership by similarly situated executives of comparable companies, the amount of equity previously awarded to the applicable officer and the vesting schedule of outstanding awards. While there is no formal weighting of these elements, the Compensation Committee considers each in its analysis.

No restricted stock awards were granted in fiscal 2023 or 2022. In August 2022, the Compensation Committee granted options to purchase common stock to each of our Named Executive Officers as follows:  Mr. Capps - options to purchase 100,000 shares of common stock; Mr. Cox - options to purchase 60,000 shares of common stock. The closing stock price on the grant date was $0.79 per share. One-third of the options have vested on August 3, 2023, one-third will vest on August 3, 2024, and one-third will vest on August 3, 2025, subject to the applicable Named Executive Officer's continued employment through each such vesting date. The vesting provisions are consistent with those of equity awards granted by our Peer Companies and further facilitate our retention efforts.

Outstanding stock options granted to the Named Executive Officers under our Stock Awards Plan will become fully vested and exercisable upon a Named Executive Officer’s death or termination of employment due to disability or upon a change in control of the Company. Such options that become vested and exercisable due to death or disability will remain exercisable until the earlier to occur of (1) the end of the original ten-year term of the option or (2) the date that is one-year following the date of death or termination of employment due to disability, as applicable. Options that become vested and exercisable due to a change of control will remain exercisable for the remainder of the applicable ten-year term as provided under the option award agreement. Any outstanding stock options (whether vested or unvested) will be cancelled without payment if the Named Executive Officer is terminated for cause. If the Named Executive Officer is terminated for any reason other than cause, death or disability, (A) any unvested stock options will be cancelled without payment, and (B) any vested stock options will remain exercisable for the lesser of the original term of the option or the three-month period following the date of termination.

For purposes of the outstanding stock options granted to our Named Executive Officers under our Stock Awards Plan, “cause” generally means: (1) the Named Executive Officer acts dishonestly, and the direct or indirect consequence (or intended consequence) of such action is personal enrichment to that executive at the expense of the Company or any affiliate, (2) the Named Executive Officer is unwilling to perform his duties in a satisfactory manner (as determined in good faith by our Board) or (3) the Named Executive Officer fails to consistently perform his duties at a level that our Board has, by written notice, informed the officer is expected from him. A Named Executive Officer will be considered “disabled” if he becomes entitled to benefits under our long-term disability plan.

Pursuant to our Plan, a “change in control” for purposes of the stock options held by our Named Executive Officers means the occurrence of any of the following events:

●

we are not the surviving entity in any merger, consolidation or other reorganization with (or we survive only as a subsidiary of) an entity other than a previously wholly-owned subsidiary of the Company;

●	we sell, lease or exchange all or substantially all of our assets to a third party;
●	we dissolve or liquidate the Company;
●	any person or entity acquires ownership of our securities which represent 35% or more of the voting power of our then outstanding securities entitled to vote in the election of directors; or
●

a change in the composition of our Board where less than the majority of the directors are “incumbent directors.” An “incumbent director” is any director as of the date the Plan was adopted or, generally, any director who is elected to our Board after such time by the vote of at least a majority of the directors in place at the time of the Plan’s adoption.

Other Benefits

In addition to base salaries, annual cash incentives and long-term equity-based incentives, we provide the following forms of compensation to our Named Executive Officers:

●

Health, Welfare and Retirement Benefits.  Our Named Executive Officers are eligible to participate in our medical, dental, vision, disability insurance and life insurance programs to meet their health and welfare needs. This is a fixed component of compensation, and the same benefits are provided on a non-discriminatory basis to all our employees in the U.S. In addition, our Named Executive Officers participate in our 401(k) retirement plan, which is available to all of our employees in the U.S. These benefits are provided to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees.

●

Perquisites and Other Personal Benefits.  We believe that the total mix of compensation and benefits provided to our Named Executive Officers is competitive, and perquisites should generally not play a large role in such officers’ total compensation. As a result, the perquisites and other personal benefits we may provide to our Named Executive Officers are limited. We currently do not provide our Named Executive Officers any perquisites or other personal benefits.

Employment, Severance or Change in Control Agreements

On September 11, 2017, we entered into an employment agreement with Mr. Capps. We entered into the employment agreement to ensure that Mr. Capps would perform his role for an extended period of time. The employment agreement has a two-year initial term which automatically renews and extends for a period of twelve months upon expiration of the initial term or any then-existing renewal term unless a written notice of nonrenewal is delivered by either party not less than 60 days prior to expiration of the then-existing term.

The employment agreement provides for an annualized base salary equal to $285,000 for Mr. Capps, subject to increase from time to time at the discretion of the Compensation Committee. In the event that Mr. Capp’s employment is terminated by us without cause, or by Mr. Capps for good reason, he will, subject to execution and non-revocation of a release of claims, be eligible to receive a severance payment in an amount equal to two times the sum of such executive’s annualized base salary then in effect plus the greater of (a) the amount of the bonus received by the executive for the most recently completed bonus year and (b) 25% of the executive’s annualized base salary then in effect.

On April 15, 2022, (the “Resignation Date”), the Company announced the resignation by mutual agreement of Mr. Morris. In connection with Mr. Morris’ departure, the Company and Mr. Morris entered into a Separation and Release Agreement (the “Separation Agreement”), pursuant to which Mr. Morris is entitled to receive (i) cash payments equal to $213,750, less applicable withholdings and taxes, with $71,250 of such amount paid as a lump sum within 45 days of the Resignation Date, and the remaining $142,500 paid in equal or nearly equal installments over the six-month period following the Effective Date; and (ii) the accelerated vesting of options to purchase 310,000 shares of the Company’s common stock and 15,000 shares of the Company’s restricted stock, all of which vested as of the effective date of the Separation Agreement. The Separation Agreement contains a release of claims and incorporates customary non-disclosure, non-solicitation and non-disparagement obligations.

Under the employment agreements, the following terms are generally defined as follows:

●

“cause” is deemed to exist if an executive: (1) engages in fraud, breach of fiduciary duty, theft or embezzlement against the Company or its affiliates, (2) willfully refuses to perform his duties, (3) materially breaches the confidentiality, non-competition or non-solicitation obligations under his employment agreement, (4) is convicted of, or pleads guilty to, a felony or crime involving moral turpitude, (5) engages in willful misconduct or gross negligence in the performance of his duties that could have a material adverse effect on the Company or, (6) materially breaches and violates the Companies policies pertaining to sexual harassment, discrimination or insider trading.

●

“good reason” is defined as: (1) a material reduction in the executive’s position, responsibilities or duties, (2) relocation of the geographic location of the executive’s place of employment by more than 50 miles, or (3) a material breach by the Company of any provision of the employment agreement; and

●	A “disability” will exist if the applicable executive is entitled to receive long-term disability benefits under the Company’s disability plan.

The employment agreements also contain non-solicitation and non-compete provisions that are effective during the term of the employment agreement and for 24 months following the date of termination.

Results of Prior Year Advisory Vote on Executive Compensation and Fiscal 2023 Compensation Decisions

In determining the appropriateness of our executive compensation program, the Compensation Committee considers, among other things, the results of the prior year’s advisory vote on executive compensation (“say-on-pay”). At our fiscal 2022 Annual Meeting of Stockholders, the proposal to approve the compensation of our Named Executive Officers received the support of approximately 89% of our stockholders voting on the matter. The level of support was calculated based on votes in favor of the proposal divided by the sum of votes against the proposal plus votes in favor of the proposal.

In light of the favorable say-on-pay vote at our fiscal 2022 Annual Meeting of Stockholders, the Compensation Committee took the following actions in fiscal 2023 with respect to the compensation of our Named Executive Officers:

●	Established that cash bonuses were not warranted for fiscal 2023.
●	Did not grant “full value” stock awards to Named Executive Officers in fiscal 2023.

Outstanding Equity Awards Value at Fiscal 2023 Year-End Table

The following table provides information concerning all equity awards granted to our Named Executive Officers that were outstanding as of January 31, 2023.

Outstanding Equity Awards as of January 31, 2023

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date
Robert P. Capps	60,000		—		5.00	5/27/2025
	60,000		—		2.80	1/12/2026
	90,000		—		4.62	2/15/2027
	50,000		—		3.79	7/12/2028
	50,000		—		4.19	7/23/2029
	—		46,667	(1)	1.97	8/05/2031
	—		100,000	(2)	1.97	8/05/2031
Mark A. Cox	30,000		—		4.64	2/22/2027
	20,000		—		3.79	7/12/2028
	20,000		—		4.19	7/23/2029
	13,333		26,667	(1)	1.97	8/05/2031
	—		60,000	(2)	1.97	8/03/2032
Dennis P. Morris	250,000	(3)	—		1.25	3/31/2030
	60,000	(3)	—		1.97	8/05/2031

(1)

One-half of the unexercisable stock options granted on August 5, 2021 became excercisable on August 5, 2023, and one-half will become exercisable on August 5, 2024, so long as the applicable executive remains employed through the respective vesting date.

(2)

One-third of the unexercisable stock options granted on August 3, 2022 became exercisable on August 3, 2023, one-third will become exercisable on August 3, 2024, and one-third will become exercisable on August 3, 2025, so long as the applicable executive remains employed through the respective vesting date.

(3)	Pursuant to the terms of the Separation Agreement, all of Mr. Morris’ outstanding options vested as of the date of the Separation Agreement.

DIRECTOR COMPENSATION

General

Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors and the Non-Executive Chairman of our Board. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within the Company; and (3) the risks associated with fulfilling their fiduciary duties.

The following table sets forth a summary of the compensation we paid to our non-employee directors during fiscal 2023. Mr. Capps, who is a full-time employee, received no compensation for serving as a director.

Director Compensation for the Fiscal Year Ended January 31, 2023

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	Total
	($)	($)	($)	($)
Peter H. Blum, Non-Executive Chairman	131,375	—	34,136	165,511
Robert J. Albers (3)	23,375	—	—	23,375
Alan P. Baden	43,875	5,500	53,005	102,380
Thomas S. Glanville	71,000	—	21,945	92,945
Nancy P. Harned	45,000	5,500	53,005	103,505
William H. Hilarides	72,500	—	21,945	94,445

(1)

This column includes the grant date fair value of the stock awards granted to our non-employee directors computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. The 2023 stock awards were granted to Mr. Baden and Ms. Harned on May 2, 2022.

(2)

This column includes the grant date fair value of the option awards to our non-employee directors computed in accordance with FASB ASC Topic 718 and determined without regard to estimated forfeitures. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that may be recognized by our non-employee directors. The assumptions used in the calculation of these amounts are discussed in Note 18 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023. The 2023 option awards were granted on August 3, 2022 to Messrs. Blum, Baden, Glanville and Hilarides, and Ms. Harned. As of January 31, 2023, Messrs. Blum, Glanville, Hilarides, and Baden, and Ms. Harned held a total of 283,000, 203,000, 130,000, 85,000 and 85,000 unexercised stock options, respectively.

(3)	Mr. Albers passed away on February 26, 2022. The outstanding stock options held by Mr. Albers vested immediately upon his death and expired on February 26, 2023.

Retainer and Fees

Pursuant to our summary of non-employee director compensation, adopted as of April 30, 2022 (the “Director Compensation Summary”), each non-employee director is eligible to receive an annual retainer of $32,000, plus the following supplemental cash retainers, as applicable:

Fiscal 2023
Annual retainers:	$
Non-executive chairman	50,000
Member of Audit Committee	7,500
Chairman of Audit Committee	8,500
Member of Compensation Committee	5,000
Chairman of Compensation Committee	6,000
Member of Nominating Committee	4,000
Chairman of Nominating Committee	4,000
Member of Strategic Planning Committee	10,000
Chairman of Strategic Planning Committee	8,500
Each Board meeting attended	3,500

Equity-Based Compensation

In addition to cash compensation, our non-employee directors are eligible, pursuant to the Director Compensation Summary and at the discretion of our full Board, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. For the fiscal year ended January 31, 2023, the Board granted our non-employee directors stock options and equity awards under our Stock Awards Plan. Specifically, on August 3, 2022, our Board granted 45,000 options to Messrs. Glanville, Hilarides and Baden, and Ms. Harned, and 70,000 options to Mr. Blum, in each case, at an exercise price of $0.79. One-third of the options have vested on August 3, 2023, one-third will vest on August 3, 2024 and one-third will vest on August 3, 2025.  Additionally, on May 2, 2022, our Board granted 5,500 shares of stock to each of Mr. Baden and Ms. Harned. One-third of the shares of stock have vested on May 2, 2023, one-third will vest on May 2, 2024, and one-third will vest on May 2, 2025.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of each director. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Abstentions and broker non-votes will not have any effect on the outcome of this proposal.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Based on the stockholder vote on the frequency of an advisory vote on executive compensation that took place at our 2018 Annual Meeting, our Board determined to hold the vote on executive compensation annually until the next stockholder vote on the frequency of such advisory vote.

We have designed our compensation programs to achieve the following principal objectives:

Objective	How Our Executive Compensation Program Achieves This Objective
Providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers who are key to our long-term success

We analyze compensation packages provided to the officers of other companies in our industry and with whom we compete for executive talent. Based on this analysis, we attempt to provide a base compensation package that is competitive with those companies.

Rewarding individual performance while ensuring a meaningful link between our operational performance and the total compensation received by our officers

We consider our overall financial performance and the performance of each individual when determining cash incentive awards and did not pay annual cash bonus awards for fiscal 2023. A meaningful portion of incentive compensation consists of long-term equity awards.

Avoiding policies and practices that create risks that might have a material adverse effect on us

We do not award multi-year guaranteed bonuses or disproportionate equity grants that provide unlimited upside with no downside. We do not utilize specific performance metrics in determining compensation, other than setting a minimum EBITDA performance goal for payout of our fiscal 2023 cash bonuses, which was not attained.

Avoiding the creation of an environment that might cause undue pressure to meet specific financial goals

We do not use specific prospective financial targets in determining compensation awards, other than setting a minimum EBITDA performance goal for payout of our fiscal 2023 cash bonuses, which was not attained.

We do not engage in certain negative compensation practices, including the following: (1) the re-pricing of underwater stock options; (2) the provision of excessive perquisites; (3) the use of liberal change in control provisions; or (4) the provision of tax gross-ups.

We urge stockholders to read the “Executive Compensation” section of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, and to review the Summary Compensation Table and other related compensation tables and narratives, which provide detailed information regarding the compensation of our Named Executive Officers for fiscal 2023. The Compensation Committee and our Board believe that the policies and procedures articulated in the section titled “Executive Compensation” are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this proxy statement has contributed to our long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to adopt the following resolution at the 2023 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders of MIND Technology, Inc. approve, on an advisory basis, the compensation of MIND Technology, Inc.’s Named Executive Officers in MIND Technology, Inc.’s Proxy Statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the tabular and narrative disclosure set forth in the section titled “Executive Compensation.””

This advisory vote, commonly referred to as a “say-on-pay” vote, is not binding on our Board or our Compensation Committee, will not overrule any decisions made by our Board or our Compensation Committee, or require our Board or its Compensation Committee to take any action. Although the vote is non-binding, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a broker non-vote on this proposal. Broker non-votes will not have any effect on the outcome of this proposal. Abstentions will have the same practical effect as a vote against this proposal.

Our Board recommends a vote “FOR” the adoption of the advisory resolution approving the compensation of our Named Executive Officers.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending January 31, 2024.

The engagement of Moss Adams LLP has been recommended by the Audit Committee and approved by our Board. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and has recommended, and our Board has approved, their inclusion therein. See “Audit Committee Report” included elsewhere in this proxy statement.

Although stockholder ratification of the selection of Moss Adams LLP is not required, the Audit Committee and our Board consider it desirable for our stockholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and us.

One or more representatives of Moss Adams LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Moss Adams LLP are expected to be available to respond to appropriate questions.

Required Vote

The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

Our Board recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024.

PROPOSAL 4: REVERSE STOCK SPLIT

General

On July 20, 2023, the Board unanimously adopted resolutions (i) approving an amendment to our amended and restated certificate of incorporation, in the form set forth on Appendix A attached to this proxy statement (the “Amendment”), to effect the Reverse Stock Split and declaring the Amendment and the Reverse Stock Split advisable and (ii) directing that the Reverse Stock Split Proposal be submitted to our stockholders for approval.

If approved by our stockholders, the Board would be permitted, but not required, to effect the Reverse Stock Split at any time prior to the 2024 Annual Meeting, by a ratio in the range of 1-for-10 to 1-for-30 (the “Range”), with the exact ratio to be set within the Range by our Board in its sole discretion and publicly announced by the Company (the “Effective Ratio”). If the Company proceeds with a Reverse Stock Split, the Reverse Stock Split will be effected only at the Effective Ratio. The Reverse Stock Split, if completed, would affect all of our holders of common stock uniformly, with the number of outstanding shares of our common stock being reclassified and combined into a lesser number of shares (without reducing the number of authorized shares of our common stock). The following description of the Amendment is a summary and is qualified in its entirety by the full text of the Amendment, which is set forth on Appendix A attached to this Proxy Statement.

If stockholders approve the Reverse Stock Split Proposal, the Board, in its sole discretion, could determine to cause the Amendment to be filed with the Delaware Secretary of State and effect the Reverse Stock Split at any time prior to the 2024 Annual Meeting. Even with stockholder approval of the Reverse Stock Split Proposal, the Board may determine, in its sole discretion, not to proceed with the Reverse Stock Split or file the Amendment. No further action on the part of the stockholders will be required to either implement or abandon the Reverse Stock Split. If the Amendment has not been filed with the Secretary of State of the State of Delaware prior to the 2024 Annual Meeting, then our Board will have been deemed to have abandoned the Amendment and the Reverse Stock Split.

Reasons for the Reverse Stock Split

Nasdaq Continued Listing Requirements

On July 27, 2022, we received a written notice from Nasdaq (the “Notice”), notifying us that, based on the closing bid price of our common stock for the prior 30 consecutive trading days, we no longer complied with the minimum bid price requirement for continued listing on The Nasdaq Global Select Market. Nasdaq Listing Rule 5450(a)(1) requires listed securities to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”), and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the Minimum Bid Price Requirement exists if the deficiency continues for a period of 30 consecutive trading days.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a compliance period of 180 calendar days from the date of the Notice, or until January 23, 2023, to regain compliance with the Minimum Bid Price Requirement (the “Initial Compliance Period”). If it were not able to regain compliance during the Initial Compliance Period, Nasdaq Listing Rule 5810(c)(3)(A)(ii) afforded it a second 180 calendar day period to regain compliance (the “Additional Compliance Period”) by (i) meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and (ii) notifying Nasdaq of its intent to cure the deficiency.

On January 17, 2023, after not meeting the Minimum Bid Price Requirement during the Initial Compliance Period and as required in order to request the Additional Compliance Period, the Company applied to transfer its securities from The Nasdaq Global Select Market to The Nasdaq Capital Market (the “listings transfer”). On January 24, 2023, the Company received a letter from the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that its listings transfer was approved and that the Company was eligible for the Additional Compliance Period, or until July 24, 2023, to regain compliance with the Minimum Bid Price Requirement. The Staff’s approval was in part based upon (i) the Company meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the Minimum Bid Price Requirement); (ii) the Company’s written notice of its intention to cure the deficiency by effecting a reverse stock split, if necessary; (iii) its agreement to the conditions outlined in the Nasdaq Listing Agreement; and (iv) additional supporting information provided in its application. If, at any time before July 24, 2023, the closing bid price for the Company’s common stock were to close at $1.00 or more for a minimum of 10 consecutive business days, the Staff would provide written notification to the Company that it has regained compliance with the Bid Price Requirement, unless the Staff exercises its discretion to extend this 10 business day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H).

If our stockholders do not approve the Reverse Stock Split Proposal, the Company may be delisted from Nasdaq due to our failure to meet the Minimum Bid Price Requirement. Reducing the number of our issued and outstanding shares of common stock should, absent other factors, increase the per share market price of our common stock, although we cannot provide any assurance that, following the Reverse Stock Split, our minimum bid price would remain over the Minimum Bid Price Requirement.

The Board has considered the potential harm to the Company and its stockholders should our common stock be delisted from the Nasdaq. Delisting our common stock could adversely affect the liquidity of our common stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our common stock on an over-the-counter market. Many investors likely would not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Reverse Stock Split is a potentially effective means for us to maintain compliance with the rules of the Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our common stock being delisted from the Nasdaq by producing the immediate effect of increasing the bid price of our common stock.

Potentially Improve the Marketability and Liquidity of our Common Stock

Our Board believes that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split could improve the marketability and liquidity of our common stock and encourage trading in our common stock. Although maintaining our listing on Nasdaq would likely be the primary reason for implementing the Reverse Stock Split, the Board would, if our stockholders approve the Reverse Stock Split Proposal and the Amendment, have the discretion to implement the Reverse Stock Split at any time prior to the 2024 Annual Meeting for any reason, including to potentially improve the marketability of our common stock.

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company

We believe that the Reverse Stock Split and an increase in our stock price may make our common stock more attractive to a broader range of institutional and other investors. Many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, which reduces the number of potential purchasers of our common stock. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically less attractive to brokers. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, we believe the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Further, lower-priced stocks have a perception in the investment community as being riskier and more speculative, which may negatively impact not only the price of our common stock, but also our market liquidity.

Risks Associated with the Reverse Stock Split

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure you that the Reverse Stock Split, if completed, will produce or maintain the desired results. However, our Board believes that the benefits to the Company and our stockholders outweigh the risks and recommends that you vote in favor of the Reverse Stock Split Proposal.

The Reverse Stock Split May Not Increase the Price of Our Common Stock Over the Long-Term.

As noted above, one of the principal purposes of the Reverse Stock Split is to increase the trading price of our common stock to meet the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split on the market price of our common stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of common stock will proportionally increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a multiple of the Effective Ratio, or result in any permanent or sustained increase in the market price of our common stock. The market price of our common stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Stock Split Will Increase the Number of Authorized and Unissued Shares of Common Stock.

Because the number of issued and outstanding shares of common stock would decrease as a result of the Reverse Stock Split, the number of shares remaining available for issuance under our authorized pool of common stock would correspondingly increase. Future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of our Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split Proposal is not in response to any effort of which the Company is aware to accumulate common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

The Reverse Stock Split May Decrease the Liquidity of Our Common Stock.

Our Board believes that the Reverse Stock Split may result in an increase in the market price of our common stock, which could lead to increased interest in our common stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of common stock, which may lead to reduced trading and a smaller number of market makers for our common stock, particularly if the price per share of our common stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell.

If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares of common stock may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of common stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

The Reverse Stock Split May Lead to a Decrease in our Overall Market Capitalization.

The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our common stock does not increase in proportion to the Effective Ratio, or following such increase does not maintain or exceed such price, then the value of the Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of common stock outstanding following the Reverse Stock Split.

Procedure for Effecting the Reverse Stock Split

If stockholders approve the Reverse Stock Split Proposal, the effective time of the Reverse Stock Split (the “Effective Time”) will be the date and time specified in the Amendment that is filed with the Secretary of State of the State of Delaware. If the Reverse Stock Split Proposal is approved and the Board determines to proceed with the Reverse Stock Split, then the exact timing of the filing of the Amendment will be determined by our Board in its sole discretion and disclosed in a public announcement.

If, at any time prior to the filing of the Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval, and without further action by the stockholders, the Board, in its sole discretion, determines that it is in the Company’s best interests and the best interests of the Company’s stockholders to delay the filing of the Amendment or abandon the Reverse Stock Split, then the Reverse Stock Split may be delayed or abandoned. The Company reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, you are expressly also authorizing the Board to delay, not to proceed with, or abandon, the Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

If a Reverse Stock Split is effected, then, after the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. After the Reverse Stock Split, if completed, we will continue to be subject to the periodic reporting and other requirements of the Exchange Act. Our common stock will continue to be listed on Nasdaq under the symbol “MIND” subject to any future change of listing of our securities, although it will be considered a new listing with a new CUSIP number. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Determination of the Reverse Stock Split Ratio

Our Board believes that stockholder approval of a Range for the Reverse Stock Split is in the best interests of the Company and its stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. We believe that the Range provides us with the most flexibility to achieve the desired results of the Reverse Stock Split.

The selection of Effective Ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our common stock on the Nasdaq;

●	the per share price of our common stock immediately prior to the Reverse Stock Split;

●	the expected stability of the per share price of our common stock following the Reverse Stock Split;

●	the likelihood that the Reverse Stock Split will result in increased marketability and liquidity of our common stock;

●	prevailing market conditions;

●	general economic conditions in our industry; and

●	our market capitalization before, and anticipated market capitalization after, the Reverse Stock Split.

We believe that granting our Board the authority to set the Effective Ratio is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Stock Split, the Company will make a public announcement regarding the determination of the Effective Ratio.

Effects of the Reverse Stock Split

If approved and implemented, the Reverse Stock Split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of common stock. The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

We are currently authorized under our amended and restated certificate of incorporation to issue up to a total of 42,000,000 shares of capital stock, composed of 40,000,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share. While the Reverse Stock Split would decrease the number of outstanding shares of our common stock, the number of authorized shares of common stock would remain at 40,000,000. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of common stock authorized and available for issuance under our amended and restated certificate of incorporation. Our Board believes such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of common stock in connection with possible future financings and acquisitions, as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Stock Split is effected.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares will receive one whole share of common stock in lieu of such fractional share.

Effect on Beneficial Holders of Common Stock

If we effect the Reverse Stock Split, we intend to treat shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If a stockholder holds shares of our common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect on Registered Holders of Common Stock

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Equiniti Trust Company, LLC (formerlyAmerican Stock Transfer & Trust Company, LLC), and no action needs to be taken to receive post-Reverse Stock Split shares. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter’s or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such rights.

Accounting Matters

The Reverse Stock Split, if completed, will not affect the par value per share of our common stock. As a result, as of the Effective Time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Effective Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. Our stockholders’ equity, in the aggregate, will remain unchanged. Any common stock held in treasury will be reduced in proportion to the Effective Ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Material United States Federal Income Tax Considerations

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our common stock as “capital assets” for U.S. federal income tax purposes within the meaning of Section 1221 of the Code (as defined below). This discussion is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations promulgated thereunder, current judicial decisions and administrative rulings, all as of the date hereof, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change may cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from the consequences summarized below. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Reverse Stock Split.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders (as defined below) in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, holders who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, holders who are S-Corporations or other pass through entities, real estate investment trusts, retirement plans, holders whose functional currency is not the U.S. dollar, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, traders that mark-to-market their securities or persons who hold their shares of our common stock as part of a hedge, straddle, conversion or other risk reduction transaction, and persons who acquired our common stock in connection with employment or the performance of services. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split to them.

This summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split. The state and local tax consequences, alternative minimum tax consequences, non-U.S. tax consequences and U.S. estate and gift tax consequences of the Reverse Stock Split are not discussed herein and may vary as to each U.S. Holder (as defined below). Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all stockholders. U.S. Holders (as defined below) should consult their own tax advisors to understand their individual federal, state, local and non-U.S. tax consequences.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement taxable as a corporation) created or organized under the laws of the United States or any subdivision thereof; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences to the Company

We believe that the Reverse Stock Split will constitute a “recapitalization” under Section 368(a)(1)(E) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization under Section 368(a)(1)(E), we should not recognize taxable income, gain or loss in connection with the Reverse Stock Split.

Tax Consequences to U.S. Holders

Provided the Reverse Stock Split qualifies as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code for U.S. federal income tax purposes, a U.S. Holder generally should not recognize gain or loss in connection with the Reverse Stock Split for U.S. federal income tax purposes, except with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received pursuant to the Reverse Stock Split should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.

As described above under “Effects of the Reverse Stock Split—Fractional Shares,” no fractional shares of our common stock will be issued as a result of the Reverse Stock Split. Instead, if the Reverse Stock Split would result in a U.S. Holder receiving fractional shares, the number of shares to be issued to such U.S. Holder will be rounded up to the nearest whole share. The U.S. federal income tax consequences of the receipt of such additional fraction of a share of common stock are not clear. A U.S. Holder who receives one whole share of common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in connection with the Reverse Stock Split.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Required Vote

The affirmative vote of holders of a majority of shares entitled to vote on this proposal at the Annual Meeting present in person or represented by proxy at the meeting is required to approve this proposal. Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will be permitted to vote your shares in its discretion on this proposal. As a result, we do not expect any broker non-votes in connection with this proposal. Abstentions will have the same practical effect as a vote against this proposal.

Our Board recommends a vote “FOR” the approval of the Reverse Stock Split.

FEES AND EXPENSES OF MOSS ADAMS LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Moss Adams LLP, our independent registered public accounting firms, for the fiscal years ended January 31, 2023 and 2022:

	2023	2022
Audit fees(1)	$466,496	$416,750
Total Fees	466,496	416,750

(1)	Includes the audit of our annual consolidated financial statements and the review of our Quarterly Reports on Form 10-Q.

There were no fees billed by Moss Adams LLP for fiscal years ended January 31, 2023 and 2022 that would constitute “Audit-Related Fees”, “Tax Fees” or “Other Fees”.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee also has approved a policy that requires committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its chairman. All of the above fees and services were pre-approved pursuant to this policy.

AUDIT COMMITTEE REPORT

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of MIND Technology, Inc.

The Board of Directors, in its business judgment, has determined that each of Messrs. Baden, Hilarides and Glanville is an independent director, as that term is defined in Rule 5605 of the NASDAQ Listing Standards, and meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate, and that Mr. Glanville has the necessary accounting and financial expertise to serve as chairman. The Board of Directors has determined that each of the members of the Audit Committee is an “audit committee financial expert” following a determination that they each met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

●

reviewed and discussed the audited financial statements contained in MIND Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, with management and the independent registered public accounting firm, Moss Adams LLP;

●

discussed with the independent registered public accounting firm the matters required under the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

●

received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm; and

●	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in MIND Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023.

Respectfully submitted by the Audit Committee,

Thomas S. Glanville (Chairman)
William H. Hilarides
Alan P. Baden

2023 ANNUAL REPORT

A copy of our 2023 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, accompanies this proxy statement. Except for the financial statements included in the 2023 Annual Report that are specifically incorporated by reference herein, the 2023 Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Form 10-K for the fiscal year ended January 31, 2023 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at www.mind-technology.com. Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended January 31, 2023, all filing requirements applicable to the Reporting Persons were timely met except that Mr. Blum did not timely file a Form 4 in connection with the purchase of shares of Series A preferred stock on June 16, 2022, due to administrative oversight.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to the Securities and Exchange Commission’s rules and regulations, stockholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2024 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187 no later than April 11, 2024, to be eligible for inclusion in our proxy materials. Any such stockholder proposal must meet the requirements set forth in Rule 14a-8.

In addition to the requirements of Rule 14a-8, and as more specifically provided for in our Bylaws, in order for a nomination of persons for election to our Board or a proposal of business to be properly brought before the 2024 Annual Meeting, it must be either specified in the notice of the meeting given by our Corporate Secretary or otherwise brought before the meeting by or at the direction of our Board or by a stockholder entitled to vote and who complies with the notice procedures set forth in our Bylaws. A stockholder making a nomination for election to our Board or a proposal of business for the 2024 Annual Meeting must deliver proper notice to our Corporate Secretary between the close of business on May 2, 2024 and May 31, 2024, provided, however, that in the event that less than 30 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Our Bylaws require, among other things, that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, the name and address of the stockholder and the class and number of shares owned beneficially, a description of all arrangements or understandings between or among the stockholder and any other person in connection with the proposal, any material interest of the stockholder in the proposal and the text of the proposal (including, if the proposal is for an amendment of our Bylaws, the language of the proposed amendment), as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the stockholder must update the information at the times provided in our Bylaws.

In addition, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws, and must include the information in the notice required by our Bylaws and by Rule 14a-19 under the Exchange Act.

For additional information about stockholder nominations and proposals, see “Corporate Governance—Director Nomination Process.”

Detailed information for submitting stockholder proposals and director nominations is available upon written request to our Corporate Secretary at MIND Technology, Inc., 2002 Timberloch Place, Suite 550, The Woodlands, Texas 77380-1187.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON AUGUST 30, 2023.

The Notice of Annual Meeting of Stockholders, our Proxy Statement for the Annual Meeting and our Annual Report to Stockholders for the fiscal year ended January 31, 2023 are available at

www.viewproxy.com/MINDTechnology/2023

Appendix A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MIND TECHNOLOGY, INC.

MIND Technology, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: At a meeting of the Board of Directors of the Corporation (the “Board”) resolutions were duly adopted authorizing the Corporation to execute and file with the Secretary of State of the State of Delaware amendments (the “Amendment”) to the Corporation’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) to add a paragraph to Section 4.1 of Article IV of the Certificate of Incorporation.

SECOND: Section 4.1 of the Certificate of Incorporation is hereby amended and restated as follows:

“SECTION 4.1.         Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is forty-two million (42,000,000) shares, comprised of two classes as follows: forty million (40,000,000) shares of common stock, par value one cent ($0.01) per share (the “Common Stock”), and two million (2,000,000) shares of preferred stock, par value one dollar ($1.00) per share (the “Preferred Stock”).

Effective immediately upon the effectiveness of the Certificate of Amendment adding this paragraph to Article IV, Section 4.1 of this Amended and Restated Certificate of Incorporation of the Corporation (the “Effective Time”), each [ ] shares of Common Stock that are issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). The Reverse Stock Split shall occur automatically without any further action by the Corporation or its stockholders and whether or not any certificate representing such shares of Old Common Stock is surrendered to the Corporation. The Reverse Stock Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, Common Stock. No fractional shares shall be issued upon the reclassification and combination. Each stockholder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one whole share of Common Stock in lieu of such fractional share. Following the Effective Time, each share of Old Common Stock shall thereafter represent that number of shares of Common Stock into which the shares of Old Common Stock shall have been reclassified and combined, subject to the elimination of fractional share interests as described above.”

THIRD: Pursuant to a resolution of the Board, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

FOURTH: The Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: The Amendment shall be effective upon filing with the Delaware Secretary of State.

SIXTH: Except as herein amended, the Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed and acknowledged this Certificate of Amendment on ________, 202_.

MIND TECHNOLOGY INC. By: Name: Title: